EXHIBIT 5.1
October 10, 2008

Fortress International Group, Inc.
7226 Lee DeForest Drive, Suite 203
Columbia, MD 21046

Ladies and Gentlemen:

We have acted as counsel to Fortress International Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended (the “Securities Act”), the following shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) which may be sold by the selling stockholders named in the prospectus included in the Registration Statement:

1. 1,750,000 shares of Common Stock issued in connection with the Company’s initial public offering to certain of the selling stockholders named in the Registration Statement;

2. 452,432 shares of Common Stock issued in connection with the acquisition of TSS/Vortech on January 19, 2007 to certain of the selling stockholders named in the Registration Statement; and

3. 125,000 shares of Common Stock issuable upon exercise of warrants at an exercise price of $5.00 per share of common stock issued to Maxim Partners, LLC, named in the Registration Statement as one of the selling stockholders.

This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s second amended and restated certificate of incorporation, as amended, and amended and restated bylaws as currently in effect, the Registration Statement and the exhibits thereto and such other documents as we have deemed necessary or appropriate as a basis for our opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. Based upon the foregoing, we are of the opinion that:

1. The 2,202,432 shares of Common Stock described in paragraphs 1 and 2 above were duly authorized and validly issued by the Company, fully paid and non-assessable.

2. The 125,000 shares of Common Stock described in paragraph 3 above, if and when paid for and issued upon exercise of such warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, fully paid and non-assessable.

Members of our firm are admitted to the Bar of the New York State and we do not express any opinion as to the laws of any other jurisdiction other than the United States Federal Laws and the reported judicial decisions interpreting those laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of New York State. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the prospectus included therein under the caption “Experts and Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours, /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.